Exhibit 99.1

                 ViewCast Corporation Announces Second Quarter
     2005 Financial Results; 17% Year-Over-Year Quarterly Revenue Increase



    DALLAS--(BUSINESS WIRE)--Aug. 15, 2005--ViewCast Corporation (OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, today reported financial results for the second quarter ended June 30, 2005.

    Second Quarter Financial Results

    Total revenues for the second quarter of 2005 were $5.63 million, an increase of 17 percent over the $4.82 million reported in the second quarter of 2004.
    "We are pleased with the progress we have made over the past year as evidenced by our double-digit total revenue increase, driven by the substantial growth achieved in our core business," said George Platt, president and chief executive officer of ViewCast. "Specifically, our Osprey 230 and 560 high performance video capture cards experienced increased demand in North America and the international markets, including India and Europe. Furthermore, the pipeline for our newly introduced Niagara PowerStream Pro encoding appliance remains robust with a very strong backlog, consistent with the feedback we have received from broadcasters and other industry professionals. We believe this product will be integral to us achieving profitability in the near future."
    Net loss for the second quarter of 2005 was $667,026, or ($0.03) per share, compared to a loss of $1.88 million, or ($0.10) per share, in the second quarter of 2004. The net loss for the second quarter was impacted by an increase in non-operating expenses due to one-time charges for debt conversion expense of $14,612 in 2005 and of $1,233,723 in 2004. The debt conversion expense was recorded in accordance with SFAS No. 84, "Induced Conversions of Convertible Debt" to recognize an imputed valuation of the conversion shares.
    Total operating expenses for the second quarter of 2005 were $2.59 million, an 8 percent increase from the $2.39 million reported in the second quarter of 2004. The increase was attributed to further investment in customer support and marketing, as well as research and development, for the introduction of the Niagara PowerStream Pro and other new products scheduled for late 2005.
    Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and other income/expense items) was a loss of $176,218, compared with the EBIDTA loss of $258,905 reported in the second quarter of 2004. The Company considers EBIDTA to be an important measure of performance because it reflects one of the funding resources available to the Company's operations that may be used to evaluate the actual performance of the Company.

    Recognition

    In May, the Company was selected by the Dallas Morning News as one of the 200 largest companies in the Dallas-Fort Worth area, based on fiscal year 2004 revenue as well as income, assets and number of employees.
    Mr. Platt commented, "We are honored to be among a leading group of companies that were named as DFW's top 200 largest. This recognition is representative of our revenue and market-share growth as well as the Company's presence and reputation in the area."

    Upcoming Events

    ViewCast will exhibit at the International Broadcast Conference
(IBC) 2005, a leading event for professionals involved in the creation, management and delivery of entertainment content, which will be held at the Amsterdam RAI from September 9 to 13, 2005 in Stand number 7.801.
    The Company will also exhibit at the Worship Facilities Expo
(WFE), one of the largest comprehensive conferences in the worship community offering a wide variety of planning and education seminars regarding audio/video, theatrical lighting, building systems and information technology, which will be held in Nashville from October 19 to 21, 2005 in Booth number 609.

    About ViewCast Corporation

    ViewCast develops video and audio communications products for delivering content dynamically via a variety of network types and protocols. These products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast(R) IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by George Platt and those regarding business outlook, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications and IT services market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. The company will not update the guidance or targets given in these statements during the next reporting period or comment on its progress in the next reporting period to analysts or investors until after it has closed its books on that reporting period. Any statements by persons outside the company speculating on the progress of the quarter will not be based on internal company information and should be assessed accordingly by investors. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    All trademarks are property of their respective holders.





                         VIEWCAST CORPORATION
                         OPERATING HIGHLIGHTS
                              (Unaudited)
               (In thousands - except per share amounts)


                                     Three Months       Six Months
                                         Ended            Ended
                                        June 30,         June 30,
                                    ---------------- -----------------
                                     2004     2005    2004     2005
                                    -------- ------- -------- --------

Net Sales                            $4,823  $5,626   $9,802  $11,082

Cost of sales                         2,891   3,454    5,901    6,745
                                    -------- ------- -------- --------

Gross profit                          1,932   2,172    3,901    4,337

Total operating expenses              2,386   2,586    4,596    5,266
                                    -------- ------- -------- --------

Operating loss                         (454)   (414)    (695)    (929)

Total other income (expense)         (1,430)   (253)  (1,651)    (939)
                                    -------- ------- -------- --------

Net loss                            $(1,884)  $(667) $(2,346) $(1,868)
                                    ======== ======= ======== ========


Preferred dividends                    (204)   (204)    (409)    (406)
                                    -------- ------- -------- --------

Net loss applicable to
common stockholders                 $(2,088)  $(871) $(2,754) $(2,234)
                                    ======== ======= ======== ========

Net loss per common share:
Basic and diluted                    $(0.10) $(0.03)  $(0.13)  $(0.09)
                                    ======== ======= ======== ========

Weighted Average number of
common shares outstanding:           21,449  25,576   21,069   24,302


                         VIEWCAST CORPORATION
            RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                              (Unaudited)
                            (In thousands)

                                      Three Months      Six Months
                                         Ended            Ended
                                        June 30,         June 30,
                                     --------------- -----------------
                                       2004    2005    2004     2005
                                     -------- ------ -------- --------
Net loss                             $(1,884) $(667) $(2,346) $(1,868)

Depreciation and amortization            195    238      387      440

Total other (income) expense          (1,430)  (253)  (1,651)    (939)
                                     -------- ------ -------- --------

EBITDA                                 $(259) $(176)   $(308)   $(489)
                                     ======== ====== ======== ========



    CONTACT: ViewCast Corporation, Dallas
             Media Contact:
             Mark Quigley
             Email: mquigley@viewcast.com
             or
             Michael A. Burns & Associates, Inc.
             Investor Contact:
             Virginia L. Stuart, 214-521-8536
             Fax: 214-521-8599
             Email: vstuart@mbapr.com